UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): December 15, 2020

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 100, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2020, Klara Radulyne notified Novo Integrated Sciences, Inc. (the “Company”) of her intent to resign as the Company’s Principal Financial Officer, effective December 15, 2020. On December 15, 2020, Company’s Board of Directors appointed Thomas Bray as the Company’s Principal Financial Officer. Mr. Bray will also serve as the Company’s principal accounting officer.

Mr. Bray, age 56, has served as the Controller for Novo Healthnet Limited (“NHL”), a wholly owned subsidiary of the Company, since October 2020, managing all accounting and finance functions, including all external and internal reporting. Prior to joining NHL, Mr. Bray served as an accountant for Trim Depot from 2017 to 2020, and as Area Manager, Finance for Canada’s Wonderland from 2014 to 2016. Prior to that time, Mr. Bray served as Manager, Financial Reporting and Analysis, after initially serving as Senior Financial Analyst, for Sony Pictures Releasing Canada.

Mr. Bray is a 1991 graduate of Centennial College with an Accounting and Financial Management degree and a minor in Accountant/Programmer Analyst.

The Company agreed to pay Mr. Bray an annual base salary of CAD$80,000 (approximately $62,250).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: December 21, 2020	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer